                         Exhibit 21
                         ----------

                        SUBSIDIARIES
                   As of November 28, 1993

                                                     State or Country
Name                                                 of Incorporation
- ----                                                 ----------------

Levi Strauss Associates Inc.                             Delaware
  Brittania Sportswear Ltd.                              California
    Brittsport Limited                                   Hong Kong
    Caliman Company Limited*                             Hong Kong

  Levi Strauss & Co.                                     Delaware
    Battery Street Enterprises, Inc.                     Delaware
      Koracorp Industries (Hong Kong) Ltd.*              Hong Kong
      Koracorp Management Company, Inc.                  California
        LS Reconveyance Corporation                      California
      Koratron Company, Inc.                             California
      MCO, Inc.                                          Texas
    Jeans Tech, Inc.                                     Ohio
    Levi Strauss Employee Purchase Plan, Inc.            Arkansas
    Levi Strauss Eximco (Ltd.)                           Hong Kong
    Levi Strauss Eximco Chile Limitada                   Chile
    Levi Strauss Eximco Columbia                         Columbia
    Levi Strauss Eximco (Asia) Pte. Ltd.                 Singapore
    Levi Strauss Eximco Europe                           Belgium
      Levi Strauss Eximco (Hellas) E.P.E.                Greece
    Levi Strauss Eximco Mauritius                        Mauritius
    Levi Strauss Export Sales Corp.                      California
    Levi Strauss Foreign Sales Corp.                     Barbados
    Levi Strauss (Geneva) S.A.                           Switzerland
      Levi Strauss Eximtex, S.A.***                      Switzerland
      Levi Strauss (Budapest) Jeanswear Co. Ltd.         Hungary
    Levi Strauss Japan K.K.                              Japan
    Levi's Only Stores, Inc.                             Delaware
    Majestic Insurance International Ltd.                Bermuda
    Miratrix, S.A.                                       Costa Rica
    NF Industries, Inc.                                  Nevada
    Wharf Clothiers, Inc.                                California
    Zenith International Insurance Limited               Bermuda

Levi Strauss Associates Inc.
  Levi Strauss & Co.
    Levi Strauss International                           California
      Creative Apparel Enterprises, S.A.                 Belgium
      Dockers Germany Vertriebs GmbH                     Germany
      Levi Strauss (Asia) Ltd.                           Hong Kong
      Levi Strauss (Australia) Pty. Ltd.                 New South Wales
      Levi Strauss Belgium, S.A.                         Belgium
      Levi Strauss & Co. (Canada), Inc.                  Canada
      Levi Strauss Chile Limitada                        Chile
      Levi Strauss Continental, S.A.                     Belgium
        Levi Strauss & Co. - Europe, S.A.                Belgium
           Levi Strauss Financial Services, S.A.         Belgium
           (Belgian Finserv or Finserv S.A.)
      Levi Strauss de Espana, S.A.                       Spain
        Confecciones Olvega, S.A.                        Spain
      Levi Strauss (Far East) Ltd.                       Hong Kong
        Levi Strauss do Brasil Industria e
         Comercio Ltda.                                  Brazil
      Levi Strauss France, S.A.                          France
      Levi Strauss Germany GmbH                          Germany
      Levi Strauss (Hungary) Ltd.                        Hungary
      Levi Strauss International Finance Company.,
       N.V.                                              Netherlands Antilles
      Levi Strauss Istanbul Konfeksiyon Sanayi ve
       Ticaret A.S.                                      Turkey
      Levi Strauss Italia Srl                            Italy
      Levi Strauss Korea                                 Korea
      Levi Strauss Latin America, Inc.                   Delaware
      Levi Strauss Latin America, Inc. & C.I.A.
       (Partnership)                                     Brazil
      Levi Strauss (Malaysia) Sdn. Bhd.                  Malaysia
      Levi Strauss de Mexico, S.A. de C.V.               Mexico
      Levi Strauss Nederland B. V.                       Netherlands
        Levi Strauss Hellas, S.A.                        Greece
        Levi Strauss Poland Z.o.o. (=Ltd.)               Poland
        Levi Strauss Praha, spol. s r.o.                 Czech Republic
      Levi Strauss (New Zealand) Ltd.                    New Zealand
      Levi Strauss Norway A/S                            Norway
        Buksehjornet A/S (joint stock company)           Norway
           Buva A/S                                      Norway
           Buva Ans A/S (Joint Partnership)              Norway
      Levi Strauss Overseas Finance, N.V.                Netherland Antilles
      Levi Strauss del Peru S.A.                         Peru
      Levi Strauss (Philippines) Inc.                    Philippines
      Levi Strauss (Philippines) Inc. II                 Philippines
      Levi Strauss (Russia) Ltd.                         Russia
      Levi Strauss (Singapore) Pte. Ltd.                 Singapore
      Levi Strauss (Suisse) S.A.                         Switzerland
      Levi Strauss Sweden AB****                         Sweden
      Levi Strauss Trading Limited Liability Company     Hungary
      Levi Strauss (U.K.) Ltd.                           United Kingdom
      Levi Strauss de Venezuela, C.A.*                   Venezuela
      Saddleman South America, Inc.                      Delaware
      Silvergrove Limited*                               Hong Kong
      Soumen Levi Strauss OY                             Finland
      The Exact Clothing Company Limited*                United Kingdom
      Tops and Bottoms International, C.A.
       (40% owned)**                                     Venezuela

   * In process of liquidation

  ** Tops and Bottoms International, C.A. is now a licensee following the sale in 1988 of LS&CO. stock in Tops and Bottoms International C.A.

 *** No longer an affiliate of LS&Co.

**** Liquidated

All subsidiaries of the Company are 100% owned (except as noted) and are included in the consolidated financial statements. Indirect subsidiaries are noted by indention.